Exhibit 99.1

Fortune Brands Reports Strong 3Q Sales and Profit Growth

Highlights from operations:

  Strong end market, share gains and exceptional operational performance drove better than anticipated results across the Company
  Continued focus on employee safety and serving customers enabled operational excellence that drove results
  3Q 2020 sales increased 13 percent year-over-year to $1.7 billion
  3Q 2020 EPS of $1.17, an increase of 56 percent; EPS before charges / gains increased 25 percent to $1.19

DEERFIELD, Ill.--(BUSINESS WIRE)--October 28, 2020--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced third quarter 2020 results.

“I continue to be amazed by our teams,” said Nicholas Fink, chief executive officer, Fortune Brands. “We delivered exceptional performance in an accelerating housing market as demographic forces and consumers focused on home investment drove both renovation and remodeling and new construction activity. We are serving our customers’ increasing needs through a strict focus on safety and operational excellence. Also reflected in our financial results were increased investments in our leading brands, innovation and supply chain capability and capacity that will enable us to continue to capture opportunities and accelerate share gains in a fundamentally robust housing market over the next few years.”

Third Quarter 2020

For the third quarter of 2020, sales were $1.7 billion, an increase of 13 percent over the third quarter of 2019. Earnings per share were $1.17, compared to $0.75 in the prior-year quarter. EPS before charges / gains were $1.19, compared to $0.95 the same quarter last year. Operating income was $240.2 million, compared to $168.0 million in the prior-year quarter. Operating income before charges / gains was $244.2 million, compared to $203.2 million the same quarter last year, an increase of 20 percent.

“We are ahead of our plan to permanently advance the profitability of the company, and our financial results are just beginning to reflect this,” continued Fink. “We are accelerating our multi-year margin improvement journey in a fundamentally strong housing market, which should create exceptional value for our long-term stakeholders.”

For each segment in the third quarter of 2020, compared to the prior-year quarter:

  Plumbing sales increased 15 percent with double-digit sales growth in U.S. Retail and China. Operating margin before charges / gains was 20.8 percent even with increased brand investment and one-time costs and remains on track to deliver expected margins of approximately 22 percent for the full year.
  Doors & Security sales increased 14 percent, with doors and decking showing double-digit growth and security products returning to mid-single digit growth. Operating margin before charges / gains was 16.4 percent, an increase of 190 basis points versus the third quarter of 2019.
  Cabinet sales increased 11 percent. Strong demand for value-priced cabinets continues to drive growth in this segment. Operating margin before charges / gains was 12.2 percent, an increase of 220 basis points over the third quarter of 2019.

Balance Sheet and Liquidity

At the end of the quarter net debt was $1.6 billion and net debt to EBITDA was 1.7x. The Company had $465 million in cash and $1.35 billion of availability under its revolving credit agreements. The total outstanding on both the Company’s original $1.25 billion and supplemental $400 million revolving credit facilities was $300 million at the end of the third quarter.

“We are leveraging this strong market to increase market share and profitability as we position for 2021 and beyond,” said Patrick Hallinan, chief financial officer, Fortune Brands. “The permanent efficiency improvements we have made over the past six months will serve as a foundation for future margin improvement and enable us to capture the opportunities presented by what we expect to be a prolonged period of housing market strength. With this momentum, we have the ability to make investments and deploy capital to accelerate growth and stakeholder value creation.”

2020 Outlook

While clear COVID-19 and macroeconomic risks remain, the Company is reinitiating formal 2020 financial guidance. For the full year, the Company expects net sales growth between 4 percent and 5 percent and earnings per share of $4.03 to $4.11, with an operating margin of approximately 14 percent. The Company expects to generate free cash flow of approximately $590 to $620 million for the full year 2020, which includes accelerated investments in capacity to support our customers.

“We have clearly entered a new phase of demographics-driven housing growth,” said Fink. “I am incredibly excited about how our teams are poised to drive growth, capture share, grow margins and deploy capital to create even more stakeholder value over the next few years.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., creates products and services that fulfill the dreams of home. The Company's operating segments are Plumbing, Cabinets, and Doors & Security. Its trusted brands include Moen, Riobel, Perrin & Rowe, Shaws, Victoria + Albert and Rohl under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems, Fiberon composite decking and Master Lock and SentrySafe security products in the Doors & Security segment. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is a Fortune 500 Company and part of the S&P 500 Index. For more information, please visit www.FBHS.com. To learn more about how Fortune Brands is embracing and accelerating its environmental, social and governance duties, please visit our ESG section and report at www.FBHS.com/global-citizenship.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and the Company, on our business, financial condition and results of operations as well as general business strategies, market potential, future financial performance, the potential of our brands and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “positioned,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the Company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the Company’s business, operations and employees and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, all filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, net debt, net debt to EBITDA and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Home & Security, Inc.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	% Change		2020	2019	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Plumbing	$590.6	$514.1	15	Plumbing	$1,564.4	$1,478.8	6
Doors & Security	406.7	355.2	14	Doors & Security	1,052.7	1,017.6	3
Cabinets	654.8	589.7	11	Cabinets	1,813.5	1,797.7	1
Total Net Sales	$1,652.1	$1,459.0	13	Total Net Sales	$4,430.6	$4,294.1	3

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended September 30,				Three Months Ended September 30,
Operating Income (loss) Before Charges/Gains (a)	2020	2019	% Change	Operating Income (loss)	2020	2019	% Change
Plumbing	$123.0	$112.0	10	Plumbing	$116.6	$112.0	4
Doors & Security	66.6	51.6	29	Doors & Security	66.8	50.1	33
Cabinets	80.0	58.8	36	Cabinets	82.1	25.1	227
Corporate Expenses	(25.4)	(19.2)	(32)	Corporate Expenses	(25.3)	(19.2)	(32)
Total Operating Income Before Charges/Gains	$244.2	$203.2	20	Total Operating Income (GAAP)	$240.2	$168.0	43

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$1.19	$0.95	25	Diluted EPS	$1.17	$0.75	56

EBITDA Before Charges/Gains (c)	$284.1	$242.2	17	Net Income (GAAP)	$165.8	$105.7	57

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Nine Months Ended September 30,				Nine Months Ended September 30,
Operating Income (loss) Before Charges/Gains (a)	2020	2019	% Change	Operating Income (loss)	2020	2019	% Change
Plumbing	$350.9	$317.0	11	Plumbing	$330.6	$307.9	7
Doors & Security	147.2	127.9	15	Doors & Security	143.5	122.5	17
Cabinets	179.9	170.7	5	Cabinets	163.1	134.0	22
Corporate Expenses	(67.3)	(58.4)	(15)	Corporate Expenses	(69.0)	(58.4)	(18)
Total Operating Income Before Charges/Gains	$610.7	$557.2	10	Total Operating Income (GAAP)	$568.2	$506.0	12

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$2.94	$2.60	13	Diluted EPS	$2.78	$2.32	20

EBITDA Before Charges/Gains (c)	$726.6	$672.3	8	Net Income (GAAP)	$390.8	$327.3	19

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	September 30,	December 31,
	2020	2019

Assets
Current assets
Cash and cash equivalents	$464.5	$387.9
Accounts receivable, net	765.2	624.8
Inventories	738.3	718.6
Other current assets	170.0	166.9
Total current assets	2,138.0	1,898.2

Property, plant and equipment, net	791.7	824.2
Goodwill	2,085.2	2,090.2
Other intangible assets, net of accumulated amortization	1,111.2	1,168.9
Other assets	392.9	309.8
Total assets	$6,519.0	$6,291.3

Liabilities and equity
Current liabilities
Short-term debt	$-	$399.7
Accounts payable	544.1	460.0
Other current liabilities	590.9	549.6
Total current liabilities	1,135.0	1,409.3

Long-term debt	2,086.5	1,784.6
Deferred income taxes	149.2	157.2
Other non-current liabilities	519.7	512.4
Total liabilities	3,890.4	3,863.5

Stockholders' equity	2,628.6	2,426.6
Noncontrolling interests	-	1.2
Total equity	2,628.6	2,427.8
Total liabilities and equity	$6,519.0	$6,291.3

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net income	$390.8	$327.3
Depreciation and amortization	116.9	112.7
Recognition of actuarial losses	0.6	2.1
Non-cash lease expense	26.6	26.5
Deferred taxes	(17.0)	(1.8)
Equity in losses of affiliate	4.7	-
Gains on equity investments	(6.6)	-
Asset impairment charges	22.5	31.2
Other noncash items	38.1	24.3
Changes in assets and liabilities, net	(69.8)	(168.5)
Net cash provided by operating activities	$506.8	$353.8

Investing activities
Capital expenditures	$(66.2)	$(82.4)
Proceeds from the disposition of assets	1.5	4.2
Cost of investments in equity securities	(59.4)	-
Other investing activities, net	-	0.1
Net cash used in investing activities	$(124.1)	$(78.1)

Financing activities
Increase in debt, net	$(100.0)	$14.3
Proceeds from the exercise of stock options	56.0	6.9
Treasury stock purchases	(150.0)	(100.0)
Dividends to stockholders	(99.9)	(92.3)
All other	(14.9)	(30.8)
Net cash used in financing activities	$(308.8)	$(201.9)

Effect of foreign exchange rate changes on cash	1.9	(1.2)

Net increase in cash and cash equivalents	$75.8	$72.6
Cash, cash equivalents and restricted cash* at beginning of period	394.9	270.7
Cash, cash equivalents and restricted cash* at end of period	$470.7	$343.3

FREE CASH FLOW	Nine Months Ended September 30,		2020 Full Year
	2020	2019	Approximation

Free Cash Flow**	$498.1	$282.5	$590.0 - 620.0
Add:
Capital expenditures	66.2	82.4	120.0 - 150.0
Less:
Proceeds from the disposition of assets	1.5	4.2	1.5
Proceeds from the exercise of stock options	56.0	6.9	56.0
Cash Flow From Operations (GAAP)	$506.8	$353.8	$652.5 - 712.5

* Restricted cash of $1.0 million and $5.2 million is included in Other current assets and Other assets, respectively, as of September 30, 2020 and restricted cash of $0.8 million and $6.3 million is included in Other current assets and Other assets, respectively, as of September 30, 2019.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change

Net Sales	$1,652.1	$1,459.0	13	$4,430.6	$4,294.1	3

Cost of products sold	1,071.5	934.8	15	2,873.9	2,773.5	4

Selling, general
and administrative expenses	328.3	311.3	5	918.4	943.9	(3)

Amortization of intangible assets	10.5	9.9	6	31.1	30.0	4

Asset impairment charges	-	29.5	(100)	22.5	29.5	(24)

Restructuring charges	1.6	5.5	(71)	16.5	11.2	47

Operating income	240.2	168.0	43	568.2	506.0	12

Interest expense	20.1	23.6	(15)	64.4	71.8	(10)

Other income, net	(2.1)	(0.3)	(600)	(13.4)	(2.2)	(509)

Income before taxes	222.2	144.7	54	517.2	436.4	19

Income tax	54.0	39.0	38	121.7	109.1	12

Income after tax	$168.2	$105.7	59	$395.5	$327.3	21

Equity in losses of affiliate	2.4	-	100	4.7	-	100

Net income	$165.8	$105.7	57	$390.8	$327.3	19

Less: Noncontrolling interests	1.2	0.1	1,100	1.3	(0.5)	360

Net income attributable to
Fortune Brands Home & Security, Inc.	$164.6	$105.6	56	$389.5	$327.8	19

Earnings Per Common Share, Diluted:
Net income	$1.17	$0.75	56	$2.78	$2.32	20

Diluted Average Shares Outstanding	140.5	140.9	-	140.0	141.4	(1)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended September 30, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $4.0 million ($4.6 million after tax or $0.03 per diluted share) of restructuring and other charges, the impact from actuarial losses associated with our defined benefit plans of $0.6 million ($0.4 million after tax or $0.01 per diluted share) and a net tax benefit of $2.1 million ($0.02 per diluted share).

For the nine months ended September 30, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $20.0 million ($16.7 million after tax or $0.11 per diluted share) of restructuring and other charges, intangible asset impairment charges of $22.5 million ($17.6 million after tax or $0.13 per diluted share), gains on equity investments of $11.0 million ($8.3 million net of tax or $0.06 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $0.6 million ($0.4 million after tax) and a tax benefit of $4.2 million ($0.02 per diluted share).

For the three months ended September 30, 2019, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $5.7 million ($4.4 million after tax or $0.03 per diluted share) of restructuring and other charges, intangible asset impairment charges of $29.5 million ($22.5 million after tax or $0.16 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $2.1 million ($1.6 million after tax or $0.01 per diluted share) and a tax benefit of $0.2 million.

For the nine months ended September 30, 2019, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $21.7 million ($16.6 million after tax or $0.11 per diluted share) of restructuring and other charges, intangible asset impairment charges of $29.5 million ($22.5 million after tax or $0.16 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $2.1 million ($1.6 million after tax or $0.01 per diluted share) and a net tax benefit of $0.6 million.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$1.19	$0.95	25	$2.94	$2.60	13

Restructuring and other charges	(0.03)	(0.03)	-	(0.11)	(0.11)	-
Asset impairment charges (d)	-	(0.16)	100	(0.13)	(0.16)	19
Gains on equity investments (e)	-	-	-	0.06	-	-
Defined benefit plan actuarial losses	(0.01)	(0.01)	-	-	(0.01)	100
Tax items	0.02	-	-	0.02	-	-

Diluted EPS (GAAP)	$1.17	$0.75	56	$2.78	$2.32	20

RECONCILIATION OF FULL YEAR 2020 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains to be in the range of $4.03 to $4.11 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS to be in the range of $3.85 to $3.93 per share and including the full year impact of previously announced restructuring actions. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no gains or losses associated with its defined benefit plans during 2020.

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$284.1	$242.2	17	$726.6	$672.3	8

Depreciation*	$(26.7)	$(26.7)	-	$(81.8)	$(80.8)	(1)
Amortization of intangible assets	(10.5)	(9.9)	(6)	(31.1)	(30.0)	(4)
Restructuring and other charges	(4.0)	(5.7)	30	(20.0)	(21.7)	8
Interest expense	(20.1)	(23.6)	15	(64.4)	(71.8)	10
Asset impairment charges (d)	-	(29.5)	100	(22.5)	(29.5)	24
Equity in losses of affiliate	(2.4)	-	(100)	(4.7)	-	(100)
Gains on equity investments (e)	-	-	-	11.0	-	100
Defined benefit plan actuarial losses	(0.6)	(2.1)	71	(0.6)	(2.1)	71
Income taxes	(54.0)	(39.0)	(38)	(121.7)	(109.1)	(12)

Net Income (GAAP)	$165.8	$105.7	57	$390.8	$327.3	19

* Depreciation excludes accelerated depreciation expense of ($2.1) million and ($4.0) million for the three and nine months ended September 30, 2020, respectively. For the nine months ended September 30, 2019 depreciation excludes accelerated depreciation expense of ($1.9) million. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of September 30, 2020
Short-term debt **			-
Long-term debt **			2,086.5
Total debt			2,086.5
Less:
Cash and cash equivalents **			464.5
Net debt (1)			1,622.0
For the twelve months ended September 30, 2020
EBITDA before charges/gains (2) (c)			974.2

Net debt-to-EBITDA before charges/gains ratio (1/2)			1.7

** Amounts are per the unaudited Condensed Consolidated Balance Sheet as of September 30, 2020.

	Three Months Ended December 31,	Nine Months Ended September 30,	Twelve Months Ended September 30,

	2019	2020	2020

EBITDA BEFORE CHARGES/GAINS (c)	$247.6	$726.6	$974.2

Depreciation***	$(28.6)	$(81.8)	$(110.4)
Amortization of intangible assets	(11.4)	(31.1)	(42.5)
Restructuring and other charges	(2.3)	(20.0)	(22.3)
Interest expense	(22.4)	(64.4)	(86.8)
Asset impairment charges (d)	(12.0)	(22.5)	(34.5)
Equity in losses of affiliate	-	(4.7)	(4.7)
Gains on equity investments (e)	-	11.0	11.0
Defined benefit plan actuarial losses	(32.0)	(0.6)	(32.6)
Income taxes	(34.9)	(121.7)	(156.6)

Net Income (GAAP)	$104.0	$390.8	$494.8

*** Depreciation excludes accelerated depreciation expense of ($4.0) million for the nine months ended September 30, 2020. Accelerated depreciation is included in restructuring and other charges.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net Sales (GAAP)
Plumbing	$590.6	$514.1	15	$1,564.4	$1,478.8	6
Doors & Security	406.7	355.2	14	1,052.7	1,017.6	3
Cabinets	654.8	589.7	11	1,813.5	1,797.7	1
Total Net Sales	$1,652.1	$1,459.0	13	$4,430.6	$4,294.1	3

Operating Income (loss)
Plumbing	$116.6	$112.0	4	$330.6	$307.9	7
Doors & Security	66.8	50.1	33	143.5	122.5	17
Cabinets	82.1	25.1	227	163.1	134.0	22
Corporate expenses	(25.3)	(19.2)	(32)	(69.0)	(58.4)	(18)

Total Operating Income (GAAP)	$240.2	$168.0	43	$568.2	$506.0	12

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Plumbing	$123.0	$112.0	10	$350.9	$317.0	11
Doors & Security	66.6	51.6	29	147.2	127.9	15
Cabinets	80.0	58.8	36	179.9	170.7	5
Corporate expenses	(25.4)	(19.2)	(32)	(67.3)	(58.4)	(15)

Total Operating Income Before Charges/Gains (a)	244.2	203.2	20	610.7	557.2	10
Restructuring and other charges (1) (2)	(4.0)	(5.7)	30	(20.0)	(21.7)	8
Asset impairment charges (d)	-	(29.5)	100	(22.5)	(29.5)	24
Total Operating Income (GAAP)	$240.2	$168.0	43	$568.2	$506.0	12

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation expense, impairments related to previously closed facilities and losses on the sale of closed facilities. In total, we recognized a charge of $2.4 million and $3.5 million for the three and nine months ended September 30, 2020, respectively, and $0.2 million and $10.5 million for the three and nine months ended September 30, 2019, respectively.

In our Doors & Security segment, other charges also includes an acquisition-related inventory step-up expense (Fiberon) classified in cost of products sold of $1.8 million for the nine months ended September 30, 2019.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Three Months Ended September 30,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset		Before
	GAAP	and other	plan actuarial	impairments	Tax items (2)	Charges/Gains
	(unaudited)	charges (1)	losses			(Non-GAAP)

2020	THIRD QUARTER

Net Sales	$1,652.1	-	-	-	-

Cost of products sold	1,071.5	(2.4)	-	-	-
Selling, general & administrative expenses	328.3	-	-	-	-
Amortization of intangible assets	10.5	-	-	-	-
Restructuring charges	1.6	(1.6)	-	-	-

Operating Income	240.2	4.0	-	-	-	244.2

Interest expense	20.1	-	-	-	-
Other income, net	(2.1)	-	(0.6)	-	-
Income before taxes	222.2	4.0	0.6	-	-	226.8

Income tax	54.0	1.2	0.2	-	2.1

Income after tax	$168.2	2.8	0.4	-	(2.1)	$169.3

Equity in losses of affliate	2.4	(0.6)	-	-	-

Net Income	165.8	-	-	-	-

Less: Noncontrolling interests (1)	1.2	(1.2)	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$164.6	4.6	0.4	-	(2.1)	$167.5

Diluted Average Shares Outstanding	140.5					140.5

Diluted EPS	1.17					1.19

2019

Net Sales	$1,459.0	-	-	-	-

Cost of products sold	934.8	0.2	-	-	-
Selling, general & administrative expenses	311.3	(0.4)	-	-	-
Amortization of intangible assets	9.9	-	-	-	-
Asset impairment charges	29.5	-	-	(29.5)	-
Restructuring charges	5.5	(5.5)	-	-	-

Operating Income	168.0	5.7	-	29.5	-	203.2

Interest expense	23.6	-	-	-	-
Other income, net	(0.3)	-	(2.1)	-	-
Income before taxes	144.7	5.7	2.1	29.5	-	182.0

Income tax	39.0	1.4	0.5	7.0	0.2

Income after tax	$105.7	4.3	1.6	22.5	(0.2)	$133.9

Equity in losses of affliate	-	-	-	-	-

Net Income	105.7	-	-	-	-

Less: Noncontrolling interests (1)	0.1	(0.1)	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$105.6	4.4	1.6	22.5	(0.2)	$133.9

Diluted Average Shares Outstanding	140.9					140.9

Diluted EPS	0.75					0.95

(1) Restructuring and other charges includes a loss in 2020 that reflects quarterly amortization of differences between our investment in Flo Technologies and the carrying value of their equity. Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations.
(2) Tax items for the three months ended September 30, 2020 represent adjustments to previously recorded restructuring-related charges and foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods. Tax items for the three months ended September 30, 2019 represent foreign exchange movement related to the impact of the Tax Act recorded in earlier periods.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Nine Months Ended September 30,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset	Equity		Before
	GAAP	and other	plan actuarial	impairments	investment	Tax items (2)	Charges/Gains
	(unaudited)	charges (1)	losses				(Non-GAAP)

2020	YEAR TO DATE

Net Sales	$4,430.6	-	-	-	-	-

Cost of products sold	2,873.9	(4.7)	-	-	-	-
Selling, general & administrative expenses	918.4	1.2	-	-	-	-
Amortization of intangible assets	31.1	-	-	-	-	-
Asset impairment charges	22.5	-	-	(22.5)	-	-
Restructuring charges	16.5	(16.5)	-	-	-	-

Operating Income	568.2	20.0	-	22.5	-	-	610.7

Interest expense	64.4	-	-	-	-	-
Other income, net	(13.4)	-	(0.6)	-	11.0	-
Income before taxes	517.2	20.0	0.6	22.5	(11.0)	-	549.3

Income taxes	121.7	5.6	0.2	4.9	(2.7)	4.2

Income after tax	$395.5	14.4	0.4	17.6	(8.3)	(4.2)	$415.4

Equity in losses of affiliate	4.7	(1.0)	-	-	-	-

Net Income	390.8	-	-	-	-	-

Less: Noncontrolling interests (1)	1.3	(1.3)	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$389.5	16.7	0.4	17.6	(8.3)	(4.2)	$411.7

Diluted Average Shares Outstanding	140.0						140.0

Diluted EPS	2.78						2.94

2019

Net Sales	$4,294.1	-	-	-	-	-

Cost of products sold	2,773.5	(7.1)	-	-	-	-
Selling, general & administrative expenses	943.9	(3.4)	-	-	-	-
Amortization of intangible assets	30.0	-	-	-	-	-
Asset impairment charges	29.5	-	-	(29.5)	-	-
Restructuring charges	11.2	(11.2)	-	-	-	-

Operating Income	506.0	21.7	-	29.5	-	-	557.2

Interest expense	71.8	-	-	-	-	-
Other income, net	(2.2)	-	(2.1)	-	-	-
Income before taxes	436.4	21.7	2.1	29.5	-	-	489.7

Income taxes	109.1	4.7	0.5	7.0	-	0.6

Income after tax	$327.3	17.0	1.6	22.5	-	(0.6)	$367.8

Net Income	327.3	-	-	-	-	-

Less: Noncontrolling interests (1)	(0.5)	0.4	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$327.8	16.6	1.6	22.5	-	(0.6)	$367.9

Diluted Average Shares Outstanding	141.4						141.4

Diluted EPS	2.32						2.60

(1) Restructuring and other charges includes a loss in 2020 that reflects quarterly amortization of differences between our investment in Flo Technologies and the carrying value of their equity. Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations.
(2) Tax items for the nine months ended September 30, 2020 represent adjustments to previously recorded restructuring-related charges, and activity related to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods, including foreign exchange impact. Tax items for the nine months ended September 30, 2019 represent foreign exchange movement related to the impact of the Tax Act recorded in earlier periods.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended September 30,
	2020	2019	Change

PLUMBING
Before charges/gains operating margin	20.8%	21.8%	(100) bps
Restructuring & other charges	(1.1%)	-
Operating margin	19.7%	21.8%	(210) bps

DOORS & SECURITY
Before charges/gains operating margin	16.4%	14.5%	190 bps
Restructuring & other charges	-	(0.4%)
Operating margin	16.4%	14.1%	230 bps

CABINETS
Before charges/gains operating margin	12.2%	10.0%	220 bps
Restructuring & other charges	0.3%	(0.7%)
Asset impairment charges	-	(5.0%)
Operating margin	12.5%	4.3%	820 bps

TOTAL COMPANY
Before charges/gains operating margin	14.8%	13.9%	90 bps
Restructuring & other charges	(0.3%)	(0.4%)
Asset impairment charges	-	(2.0%)
Operating margin	14.5%	11.5%	300 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP net sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

Twelve Months Ended December 31,
2020

PLUMBING
Before charges/gains operating margin	22.0%
Restructuring & other charges	(0.4%)
Asset Impairment charge	(0.6%)
Operating margin	21.0%

TOTAL COMPANY
Before charges/gains operating margin	13.9%
Restructuring & other charges	(0.4%)
Asset impairment charges	(0.3%)
Operating margin	13.2%

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP net sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairment charges, gains on equity investments, amortization of differences between equity investment and the carrying value of equity, actuarial losses associated with our defined benefit plans and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP excluding depreciation, amortization of intangible assets, restructuring and other charges, interest expense, asset impairment charges, equity in loss of affiliate, gains on equity investments, defined benefit plan actuarial losses and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the nine months ended September 30, 2020 represent pre-tax impairment charges of $22.5 million related to indefinite-lived tradenames in our Cabinets and Plumbing segments. Asset impairment charges for the three and nine months ended September 30, 2019 represent a pre-tax impairment of $29.5 million related to an indefinite-lived tradename in our Cabinets segment. It also includes a $1.7 million fair value asset impairment expense classified in cost of products sold, for the nine months ended September 30, 2019 associated with an idle manufacturing facility in our Doors & Security segment.

(e) Gains on equity investments for the three and nine months ended September 30, 2020 represents gains related to our 2020 investments in Flo Technologies.

Contacts

INVESTOR and MEDIA CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com